Exhibit 99.1

News Release

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, MO 64106

Media Contact:

Kristin Kovach

816-423-6131

kkovach@barkleyus.com

Investor Relations Contact:

Abby Wendel, 816.860.1685

Abigail.Wendel@umb.com

UMB Financial Corporation Announces Agreement to Acquire

Marquette Financial Companies, Expanding Presence in Key Texas and Arizona Markets;

Will Add Two Specialty-Lending Businesses, Asset-Management Firm

KANSAS CITY, Mo. (Dec. 15, 2014) —UMB Financial Corporation (Nasdaq: UMBF), a $16.3 billion diversified financial holding company as of September 30, 2014, headquartered in Kansas City, Mo., and the Pohlad family of Minneapolis, Minn., announced the execution of a definitive agreement for UMB to acquire Marquette Financial Companies (MFC), a $1.3 billion financial-services company owned by the Pohlad family, in an all-stock transaction. MFC operates 13 branches in Arizona and Texas, two national specialty-lending businesses focused on asset-based lending and factoring as well as an asset-management firm.

Upon closing, the Pohlad family will receive approximately 3.4 million shares, or $182.5 million based on UMBF’s closing price of $53.16 on Friday, December 12, 2014, representing approximately 7% ownership in UMBF. This consideration represents a multiple of 1.6x MFC’s tangible book value as of September 30, 2014. The consideration is subject to closing equity adjustments.

“With this announcement, UMB continues to demonstrate our commitment to partnering with companies that are a strategic, financial and cultural fit. We expect the combination of UMB and MFC to be financially attractive as a result of our complementary balance sheets, increased penetration of strategic markets and the addition of national business lines,” said Mariner Kemper, chairman and CEO, UMB Financial Corporation.

Anticipated metrics of the transaction include:

•	Expected to be immediately accretive to UMB’s tangible book value per share at closing.

•	Estimated to be accretive to 2016 EPS.

•	Cost savings of approximately $14 million, or 23% of the last twelve months of MFC noninterest expense as of September 30, 2014, to be phased in over two years.

“This acquisition will quickly increase UMB’s presence in Arizona and Texas—two key growth markets for UMB—and supplement UMB’s commercial-banking services with national factoring and asset-based lending and asset-management businesses. Cultural compatibility, so critical to successful integration, was another important factor in our criteria, and we see great similarities in how our companies approach business practices, engage our associates and serve our communities,” Kemper said.

MFC is a privately held financial-services company with a portfolio of businesses, including Phoenix-based Meridian Bank, N.A., and Ft. Worth-based Meridian Bank Texas. Meridian Bank, N.A. has eight branches in the Phoenix area, with total assets of $720 million, loans of $539 million and deposits of $574 million, on a regulatory-reporting basis as of September 30, 2014. Meridian Bank Texas has five branches in Ft. Worth, Dallas and Denton, with total assets of $433 million, loans of $318 million and deposits of $378 million, on a regulatory-reporting basis as of September 30, 2014.

Within Meridian Bank, N.A. are Dallas-based Marquette Business Credit, which provides asset-based loans for working capital, recapitalization, growth, and mergers and acquisitions; Marquette Transportation Finance, which provides accounts-receivable financing and factoring primarily for transportation businesses, and its division, Marquette Commercial Finance; and Marquette Asset Management, which provides private asset-management and trust services to individuals, families and institutions, based in Minneapolis, Minn.

Speaking on behalf of the Pohlad family, Jim Pohlad said that confidence in this transaction is evidenced by the family’s involvement as a UMBF investor following the close of the transaction.

“We are excited about the potential power these two companies will generate by operating together after closing,” Pohlad said. “UMB rose to the top of our list of potential partners due to their shared vision, culture and track record for success. We are looking forward to UMB’s continued growth.”

“Marquette and UMB have foundations built on a commitment to customer service, hiring talented people and growing through diversification,” said Bert Colianni, director of Marquette Financial Companies. “Additionally, we each have benefitted from the leadership of historically strong families with similar approaches to business and community involvement. We anticipate this partnership will offer our customers and associates great opportunities with expanded locations and product sets.”

The transaction has been approved by the boards of directors at both companies and is anticipated to close mid-2015. Both companies will continue to conduct business as usual while the acquisition is pending regulatory approval.

RBC Capital Markets, LLC served as exclusive financial adviser to UMB. Sullivan & Cromwell and Holland & Hart served as legal counsel to UMB. D.A. Davidson served as exclusive financial adviser to MFC. Briggs and Morgan served as legal counsel to MFC.

Forward-Looking Statements and Non-GAAP Reconciliation

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about accretion to tangible book value per share or earnings per share, cost savings, and pro forma ownership. All forward-looking statements are subject to assumptions, risks, and uncertainties. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2013, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures that we may make in the future.

In this press release, we provide information using the tangible book value (TBV) per share of UMBF and the TBV of MFC. This information supplements the results that are reported according to generally accepted accounting principles (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The difference between each of the TBV per share of UMBF and the TBV of MFC, as applicable on the one hand, and the comparable GAAP measure, on the other hand, is reconciled later in this release. We believe that this information and the reconciliations may be useful to investors because TBV per share and TBV are commonly used by investors as an additional measure of a company’s total value and the strength and adequacy of its capital-management strategies.

Investor Conference Call

UMB plans to host a conference call to discuss the details of the transaction on December 16, 2014, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 888-359-3627 or (U.S.) 719-325-2435 and entering conference identification number 1593580. The live call can also be accessed by visiting the investor relations area of umbfinancial.com by using the following link:

http://event.on24.com/r.htm?e=910804&s=1&k=8B375EC62252DE834EC88A436774BC89

A replay of the conference call may be heard until December 30, 2014, by calling (toll-free) 888-203-1112 or (U.S.) 719-457-0820. The replay pass code required for playback is 1593580. The call replay may also be accessed via the company’s website umbfinancial.com and visiting the investor relations area.

About UMB

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umbfinancial.com, umb.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

About Marquette Financial Companies

With Pohlad family involvement dating back to the 1940s, Marquette Financial Companies today provides banking, commercial finance, real estate lending and wealth management services to businesses and their owners. Pohlad family holdings also include companies in commercial real estate, automotive sales, and sports and entertainment, including the Minnesota Twins, a Major League Baseball franchise, as well as investments in privately held companies.

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Tangible Book Value Per Share of UMB Financial Corporation at September 30, 2014
(unaudited, values in thousands except per share data)
GAAP Total Shareholders’ Equity	$1,615,349
Deduct: Goodwill and Other Intangibles	(256,724)

Tangible Book Value	$1,358,625
UMBF Shares Outstanding	45,485
Tangible Book Value Per Share	$29.87
GAAP Total Shareholders’ Equity per Share	$35.51

Price to MFC Tangible Book Value at September 30, 2014
(unaudited, values in thousands except per share data)
GAAP Total Shareholders’ Equity	$123,681
Deduct: Goodwill and Other Intangibles	(7,658)

Tangible Book Value	$116,023
Total Expected Consideration	$182,522
Price to Tangible Book Value	157%
Price to GAAP Total Shareholders’ Equity	148%